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                                                                     EXHIBIT 5.1

                                August 21, 1998





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         RE:      THE VANTIVE CORPORATION
                  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     As legal counsel for The Vantive Corporation, a Delaware corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933 of 180,822 shares of Common Stock, par value $0.001 per share (the "Common Stock") issued or issuable to the Selling Shareholders by the Company in connection with that certain Agreement and Plan of Reorganization dated June 18, 1998 by and among the Company, Revo Acquisition Corporation, a Delaware corporation, and Wayfarer Communications, Inc., a California corporation.

     We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion that the 180,822 shares of Common Stock of the Company being registered pursuant to the Registration Statement and to be sold by the Selling Shareholders are or, upon their assurance in accordance with the terms of the Warrants (as described in the Registration Statement), will be duly authorized shares of Common Stock and are, or will be, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

     This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.

                                            Respectfully submitted,


                                            /s/ Gray Cary Ware & Freidenrich LLP
                                            ------------------------------------
                                            GRAY CARY WARE & FREIDENRICH LLP